SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 20, 2006
United Bankshares, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)
(304) 424-8800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On November 2, 2006, the Compensation Committee (the “Committee”) of United Bankshares, Inc. (the “Company”) met to review the performance of the Company for 2006, to establish the 2007 base salaries for the Chief Executive Officer and the other executive officers, to determine the cash incentive awards for the Company’s executives for 2006, and to determine the number of stock options to grant to the Company’s officers and employees under the Company’s 2006 Stock Option Plan (the “Compensation Meeting”).
     The Company’s Executive Compensation program consists of three basic components: (1) base salary; (2) short-term cash incentives; and (3) long-term stock incentives. The Committee is responsible for the administration of the Company’s Executive Compensation program, which includes recommending to the Board of Directors base salary levels, short-term cash incentives and long-term stock incentives for all executive officers of the Company. The Committee’s Executive Compensation policies are designed to provide competitive levels of compensation that integrate compensation with the Company’s annual and long-term performance goals and assist in attracting and retaining qualified executives. The Company’s compensation policies will be discussed in detail in the Compensation Discussion & Analysis (CD&A) included in the Company’s 2007 proxy statement.
Summary of Amendment to Richard M. Adams’ Employment Contract
     The Company entered into an employment contract with Richard M. Adams, the Chairman of the Board of Directors and Chief Executive Officer of the Company effective April 11, 1986. The original term of Mr. Adams’ employment contract was five years commencing March 31, 1986, with the provision that the contract could be extended annually for one (1) year to maintain a rolling five (5) year contract.
     At a meeting of the Company’s Board of Directors held on November 20, 2006, the Compensation Committee recommended, and the independent directors of the Company’s Board of Directors approved, the extension of Mr. Adams’ employment contract for an additional year until March 31, 2012.
Compensation of the Chief Executive Officer
     At the Compensation Meeting, the Committee determined the elements of compensation for Richard M. Adams, the Chairman of the Board of Directors and the Chief Executive Officer of the Company. In determining the compensation for Mr. Adams, the Committee considered the financial performance of the Company, information relating to compensation paid to Chief Executive Officers of peer bank holding companies, and the individual performance of Mr. Adams.
     Based on the compensation information reviewed, and on the recommendation of Mr. Adams, the Committee recommended to the independent directors of the Company’s Board of Directors that the decision on any increase to the base salary of Mr. Adams and the award of any stock options grants to Mr. Adams be deferred for consideration until July 2007. The Committee based its recommendation on the financial services industry’s uncertain earnings outlook for 2007 and the potential need to reduce expenses in the next fiscal year.

     The Committee also recommended to the independent directors that Mr. Adams’ base salary midpoint for 2007 be increased to $650,000. In determining this midpoint, the Company reviews a range of salaries for executive officers holding equivalent positions in companies participating in the Watson Wyatt Survey and other peer group information. The Company establishes a midpoint in this range which is used as a guideline to determine the executive officer’s base salary for the following year.
     Finally, the Committee recommended to the independent directors of the Board that Mr. Adams receive a cash incentive of $292,500 for 2006. This amount is less than the full amount for which Mr. Adams was eligible under the Company’s incentive plan. The Committee’s recommendation to award an incentive payment was based on the accomplishment of goals assigned to Mr. Adams in 2006, including the success of the Company’s strong risk management efforts in a challenging financial market. The Committee’s recommendation to award less than the full incentive amount was based on the less than expected earnings per share performance of the Company for the first nine months of 2006.
     These recommendations were presented to the independent directors of the Company’s Board of Directors for approval at its meeting on November 20, 2006. The independent directors approved the recommendations of the Committee. The cash incentive will be paid in January of 2007. A more detailed explanation of the factors considered when determining Mr. Adams’ compensation will be set forth in the Compensation Discussion & Analysis (CD&A) in the 2007 proxy statement.
Compensation of the Named Executive Officers Other than the Chief Executive Officer
     At the Compensation Meeting, the Committee reviewed recommendations by the Chief Executive Officer relating to the compensation for the Company’s named executive officers. In reviewing the recommendations, the Committee considered (i) the financial performance of the Company and (ii) a presentation by the Chief Executive Officer. The Chief Executive Officer based his presentation and recommendations on an analysis of personal performance ratings of the named executive officers, peer group data obtained from outside consultants, and the Chief Executive Officer’s evaluation of the named executive officers.
     Based on its review of this analysis, the Committee recommended to the independent directors of the Company’s Board of Directors that the decision on any increase to the base salaries of the named executive officers and the award of any stock options grants to the named executive officers be deferred for consideration until July 2007. The Committee based its recommendation on the financial services industry’s uncertain earnings outlook for 2007 and the potential need to reduce expenses in the next fiscal year.

     The Committee also recommended for approval the following cash incentive payments for the named executive officers of the Company who had been disclosed in the 2006 proxy statement and those who are expected to be named executive officers in the 2007 proxy statement:

2006 Cash
Name/Position	Incentive
Steven E. Wilson Executive Vice President, Chief Financial Officer, Secretary and Treasurer	$91,980
James J. Consagra, Jr. Executive Vice President	70,000
James B. Hayhurst, Jr. Executive Vice President	56,510
Joe L. Wilson Executive Vice President	41,300
     The amount of the incentive payment was less than the full amount to which the named executive was eligible for in 2006. The Committee based its recommendations to pay the incentive payments for named executive officers on the accomplishment of goals assigned to the executive officers in 2006, including the success of the Company’s strong risk management efforts in a challenging financial market and the achievement of specific performance criteria for segments managed by the named executive officers. The Committee’s recommendation to award less than the full incentive amounts was based on the less than expected earnings per share performance of the Company for the first nine months of 2006.
     These recommendations were presented to the independent directors of the Company’s Board of Directors for approval at its meeting on November 20, 2006. The independent directors approved the recommendations of the Committee. All cash incentives will be paid in January of 2007. A more detailed explanation of the factors considered when determining the named executives’ compensation will be set forth in the Compensation Discussion & Analysis (CD&A) in the 2007 proxy statement.
     Mr. Kendal E. Carson, a former Executive Vice President of the Company and named executive officer in the 2006 proxy statement, resigned on February 2, 2006. However, based on his total compensation received from the Company in 2006, Mr. Carson is expected to be included in the Company’s Summary Compensation Table in the 2007 proxy statement.
     This Form 8-K may contain certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.
Date: November 22, 2006	By:	/s/ Steven E. Wilson
Steven E. Wilson, Executive Vice President,
Treasurer, Secretary and Chief Financial Officer